Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 17, 2012)  —  Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended September 29, 2012 of $4,259,500  (or $.82 per share diluted) compared to net income of $3,483,500 (or $.66 per share diluted) in 2011.  For the nine months ended September 29, 2012, net income was $11,179,900 (or $2.13 per share diluted) compared to net income of $9,910,000 (or $1.89 per share diluted) for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “During the quarter, our pre-tax income was reduced by approximately $1.0 million, or $0.20 per share, due to our share of losses from Tomsten, Inc. as well as an impairment charge relating to our investment in BridgeFunds, L.L.C.  This compares with a reduction of pre-tax income during the third quarter of 2011 from these investments of $0.5 million, or $0.10 per share.”

Mr. Morgan continued “The strong cash flow from our franchising business allows us to grow our leasing operations.  Franchising cash flow is improved by additional stores and store sales growth, which in turn provides us with the capital to invest on behalf of our leasing customers.  This combination is the cornerstone of Winmark’s business model.”

Winmark Corporation creates, supports and finances business.  At September 29, 2012, there were 958 franchises in operation under the brands Plato’s Closet®, Play It Again Sports®, Once Upon A Child®, and Music Go Round®.  An additional 59 retail franchises have been awarded but are not open.  In addition, at September 29, 2012, the Company had a lease portfolio of $34.1 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 29, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$2,249,200	$9,020,100
Marketable securities	90,400	1,043,800
Receivables, net	1,164,500	1,316,200
Net investment in leases - current	10,764,800	11,746,900
Income tax receivable	427,800	116,500
Inventories	85,300	68,500
Prepaid expenses	573,300	362,000
Total current assets	15,355,300	23,674,000

Net investment in leases — long-term	23,373,200	18,102,000
Long-term investments, net	2,506,300	3,817,400
Property and equipment, net	1,229,700	1,474,800
Other assets	677,500	677,500
	$43,142,000	$47,745,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$10,700,000	$—
Accounts payable	1,511,300	1,460,300
Accrued liabilities	2,443,900	1,346,000
Discounted lease rentals	570,100	20,800
Rents received in advance	206,600	274,700
Deferred revenue	1,583,400	1,212,400
Deferred income taxes	3,447,600	3,464,800
Total current liabilities	20,462,900	7,779,000

Long-Term Liabilities:
Discounted lease rentals	658,600	—
Rents received in advance	135,100	269,400
Deferred revenue	923,800	844,300
Other liabilities	1,289,700	1,389,200
Deferred income taxes	2,586,500	2,355,100
Total long-term liabilities	5,593,700	4,858,000

Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 4,993,927 and 4,987,643 shares issued and outstanding	—	629,800
Accumulated other comprehensive (loss) income	(1,200)	17,000
Retained earnings	17,086,600	34,461,900

Total shareholders’ equity	17,085,400	35,108,700
	$43,142,000	$47,745,700

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 29, 2012	September 24, 2011	September 29, 2012	September 24, 2011
REVENUE:
Royalties	$9,178,400	$8,046,400	$25,160,800	$21,918,500
Leasing income	4,312,700	2,369,300	9,989,800	12,584,500
Merchandise sales	716,600	664,300	2,083,200	1,998,700
Franchise fees	411,000	516,200	966,000	836,200
Other	180,400	177,300	625,100	765,300
Total revenue	14,799,100	11,773,500	38,824,900	38,103,200
COST OF MERCHANDISE SOLD	684,400	631,400	1,982,200	1,908,500
LEASING EXPENSE	770,700	290,400	1,336,200	4,149,300
PROVISION FOR CREDIT LOSSES	(1,700)	(13,100)	(69,600)	8,200
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,882,200	4,219,100	15,239,900	14,095,400
Income from operations	8,463,500	6,645,700	20,336,200	17,941,800
LOSS FROM EQUITY INVESTMENTS	(372,300)	(224,700)	(650,400)	(444,600)
IMPAIRMENT OF INVESTMENT IN NOTES	(660,700)	(293,200)	(660,700)	(546,100)
INTEREST EXPENSE	(110,200)	(26,200)	(302,300)	(84,200)
INTEREST AND OTHER INCOME/(EXPENSE)	14,300	(9,000)	50,600	22,100
Income before income taxes	7,334,600	6,092,600	18,773,400	16,889,000
PROVISION FOR INCOME TAXES	(3,075,100)	(2,609,100)	(7,593,500)	(6,979,000)
NET INCOME	$4,259,500	$3,483,500	$11,179,900	$9,910,000
EARNINGS PER SHARE — BASIC	$.85	$.70	$2.22	$1.99
EARNINGS PER SHARE — DILUTED	$.82	$.66	$2.13	$1.89
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	5,013,822	4,970,046	5,041,023	4,980,160
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,222,719	5,263,343	5,257,057	5,239,424